Exhibit 99.1

Alliant Energy Corporation

Corporate Headquarters

4902 North Biltmore Lane

Suite 1000

Madison, WI 53718-2148

www.alliantenergy.com

News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES 2010 RESULTS

MADISON, Wis. – February 10, 2011 – Alliant Energy Corporation (NYSE: LNT) today announced U.S. generally accepted accounting principles (GAAP) and non-GAAP consolidated earnings from continuing operations for 2010 and 2009 as follows:

	2010	2009
Adjusted (non-GAAP) Operating Results from Continuing Operations:
Net Income ($ millions)	$304.7	$213.7
Earnings per share (EPS)	$2.75	$1.95

GAAP Earnings from Continuing Operations:
Net Income ($ millions)	$289.3	$110.1
Earnings per share (EPS)	$2.62	$1.00

Alliant Energy’s 2010 non-GAAP EPS from continuing operations were $2.75 per share, which was $0.80 per share higher than non-GAAP EPS from continuing operations for 2009. Earnings for Alliant Energy’s utility business were positively impacted by higher revenues due to retail rate increases and warmer weather in the summer of 2010 compared to the summer of 2009. The positive EPS drivers were partially offset by higher transmission service expense, higher incentive-related compensation costs, higher depreciation and operating expenses due to placing the Whispering Willow – East wind project in service in late 2009 and lower allowance for funds used during construction (AFUDC) due to lower wind construction work in progress balances.

“2010 was a challenging but successful year,” said Bill Harvey, Alliant Energy Chairman and CEO. “We completed two rate cases, in Iowa and Wisconsin, and made progress on a third case in Minnesota. In 2011, we expect to continue to see the earnings benefit of our rate base growth initiatives, while at the same time we anticipate the cost management plan in Iowa, and cost controls across the service territory, will help ensure we provide competitive rates to our customers.”

2010 non-GAAP EPS excludes net losses of $0.13 per share from adjustments consisting of regulatory-related charges and credits, healthcare legislation charges, restructuring and impairment charges and gains related to completion of federal income tax audits and a depreciation adjustment. 2009 non-GAAP EPS excludes net losses of $0.95 per share from adjustments consisting of a $1.16 per share charge from Alliant Energy’s tender offer for its exchangeable senior notes, proposed coal plant charges, restructuring and impairment charges and gains related to non-recurring state income tax impacts and regulatory-related credits. These adjustments, which relate to significant charges or gains that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP. Adjusted, or non-GAAP, operating earnings for 2010 and 2009 do not include the following items (after tax) that were included in the reported GAAP earnings:

	Non-GAAP Income (Loss) Adjustments (in millions)		Non-GAAP EPS Adjustments
	2010	2009	2010	2009
Utility Operations:
Healthcare legislation impacts	($9.2)	$—	($0.08)	$—
Non-recurring state income tax impacts	—	35.1	—	0.32
Restructuring and impairment charges	(4.6)	(9.5)	(0.04)	(0.09)
Depreciation adjustment	5.0	—	0.05	—
Completion of federal income tax audits	5.3	—	0.05	—
Charges for proposed coal plants	—	(11.0)	—	(0.10)
Regulatory-related (charges) credits from IPL electric rate case decisions	(13.1)	4.8	(0.12)	0.04

Subtotal for Utility Operations	(16.6)	19.4	(0.14)	0.17
Non-regulated and Parent Operations:
Completion of federal income tax audits	1.2	—	0.01	—
Non-recurring state income tax impacts	—	5.3	—	0.04
Charges from tender offer	—	(128.3)	—	(1.16)

Subtotal for Non-regulated and Parent Operations	1.2	(123.0)	0.01	(1.12)

Alliant Energy	($15.4)	($103.6)	($0.13)	($0.95)

Additional details of 2010 full year and fourth quarter earnings from continuing operations are available on pages 6-8 of this release.

2011 Earnings Guidance

Alliant Energy affirms its 2011 earnings per share guidance as follows:

Utility	$2.60 - $2.80
Non-regulated and Parent	0.10 - 0.20
Alliant Energy	$2.70 - $3.00

The 2011 earnings guidance does not include the impacts of any non-cash valuation adjustments, regulatory-related charges or credits, reorganization or restructuring charges, changes in laws or regulations, adjustments made to deferred tax asset valuation allowances, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in accounting principles that may impact the reported results of Alliant Energy.

Drivers for Alliant Energy’s 2011 earnings guidance include, but are not limited to:

•	Stable economy and resulting implications on utility sales

•	Normal weather and operating conditions in its utility service territories

•	Ability of Interstate Power and Light Company (IPL) and Wisconsin Power and Light Company (WPL) to earn close to their authorized rate of return

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure plans

“In 2011, we expect earnings benefits from the return on the full expenditures incurred for WPL’s Bent Tree – Phase I wind project, which began full commercial operation in early 2011,” said Harvey. “We plan to continue cost control measures started in 2009 and seek additional ways to mitigate costs to customers.”

Projected Capital Expenditures

Alliant Energy currently anticipates capital expenditures for 2011 through 2013 as follows (in millions):

	2011	2012	2013
Utility business:(a)
Generation	$80	$—	$375
Environmental	110	270	260
Other utility capital expenditures	440	545	515

Total utility business	630	815	1,150

100 MW wind project and interconnection	80	95	5
Non-regulated businesses	10	10	10

Alliant Energy	$720	$920	$1,165

(a)	Cost estimates represent IPL’s or WPL’s estimated portion of total escalated construction and acquisition expenditures in millions of dollars and exclude AFUDC, if applicable.

Earnings Conference Call

A conference call to review the 2010 results is scheduled for Thursday, February 10th at 9:00 a.m. central time. Alliant Energy Chairman and Chief Executive Officer Bill Harvey and President and Chief Operating Officer Patricia Kampling will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-221-9591 (United States or Canada) or 913-312-1434 (International), passcode 8244179. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through February 17, 2011, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 8244179. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

Alliant Energy is the parent company of two public utility companies – Interstate Power and Light Company and Wisconsin Power and Light Company – and of Alliant Energy Resources, LLC (Resources), the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with subsidiaries serving approximately 1 million electric and 412,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wis., is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as “expect” “anticipate,” “plan” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by the following factors, among others:

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and of regulatory agency orders;

•

IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of operating costs, fuel costs, transmission costs, deferred expenditures, capital expenditures, and remaining costs related to generating units that may be permanently closed, the earning of reasonable rates of return, and the payments to their parent of expected levels of dividends;

•	IPL’s ability to successfully resolve issues raised in the request for reconsideration of the retail electric base rate case in Iowa;

•	the ability to continue cost controls and operational efficiencies

•	the impact of IPL’s retail electric base rate freeze in Iowa through 2013;

•	the state of the economy in IPL’s and WPL’s service territories and resulting implications on sales, margins and ability to collect unpaid bills;

•	weather effects on results of operations;

•

IPL’s potential rate refunds to customers resulting from final rates set by the Minnesota Public Utilities Commission that are less than the interim rate increases IPL is currently collecting from its Minnesota retail customers;

•

developments that adversely impact their ability to implement their strategic plans including unanticipated issues in connection with construction and operation or regulatory approval of a new wind generating facility to utilize the remaining 100 megawatts (MW) of Vestas-American Wind Technology, Inc. wind turbine generator sets, new emission control equipment for various coal-fired generating facilities, WPL’s potential purchases of the Riverside Energy Center (Riverside) and Wisconsin Electric Power Company’s 25% interest in Edgewater Unit 5, and Alliant Energy’s ability to complete the proposed divestiture of its Industrial Energy Applications, Inc. business;

•	successful resolution of the pending challenge by interveners of the approval by the Public Service Commission of Wisconsin of WPL’s Bent Tree - Phase I wind project;

•

issues related to the availability of generating facilities and the supply and delivery of fuel and purchased electricity and price thereof, including the ability to recover and to retain the recovery of purchased power, fuel and fuel-related costs through rates in a timely manner;

•	the impact that fuel and fuel-related prices may have on IPL’s and WPL’s customers’ demand for utility services;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of and rate relief for costs associated with restoration activities;

•	the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. of America (U.S.) Environmental Protection Agency, or third parties, such as the Sierra Club;

•	issues associated with environmental remediation efforts and with environmental compliance generally, including changing environmental laws and regulations;

•	potential impacts of changing regulations on the ability to utilize already-purchased emission allowances and forward contracts to purchase additional emission allowances;

•	the ability to recover through rates all environmental compliance costs, including costs for projects put on hold due to uncertainty of future environmental laws and regulations;

•

potential impacts of any future laws or regulations regarding global climate change or carbon emissions reductions, including those that contain proposed regulations (including cap and trade) of greenhouse gas (GHG) emissions;

•	continued access to the capital markets on competitive terms and rates;

•	inflation and interest rates;

•	financial impacts of risk hedging strategies, including the impact of weather hedges or the absence of weather hedges on earnings;

•	changes to the creditworthiness of counterparties which Alliant Energy, IPL and WPL have contractual arrangements including participants in the energy markets and fuel suppliers and transporters;

•

sales and project execution for RMT, Inc., the level of growth in the wind and solar development market and the impact of the American Recovery and Reinvestment Act of 2009 (ARRA) and the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010, and future legislation;

•

issues related to electric transmission, including operating in Regional Transmission Organization (RTO) energy and ancillary services markets, the impacts of potential future billing adjustments and cost allocation changes from RTOs and recovery of costs incurred;

•	unplanned outages, transmission constraints or operational issues impacting fossil or renewable generating facilities and risks related to recovery of resulting incremental costs through rates;

•

Alliant Energy’s ability to successfully pursue appropriate appeals with respect to, and any liabilities arising out of, the alleged violation of the Employee Retirement Income Security Act of 1974 by Alliant Energy’s Cash Balance Pension Plan;

•	Alliant Energy’s ability to successfully resolve with the IRS issues related to Alliant Energy’s Cash Balance Pension Plan;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or additional restructurings;

•	access to technological developments;

•	any material post-closing adjustments related to any past asset divestitures;

•	increased retirement and benefit plan costs;

•	the impact of necessary accruals for the terms of incentive compensation plans;

•	the effect of accounting pronouncements issued periodically by standard-setting bodies;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	the ability to successfully complete tax audits and appeals with no material impact on earnings and cash flows;

•	the direct or indirect effects resulting from terrorist incidents or responses to such incidents; and

•	factors listed in the “2011 Earnings Guidance” section of this press release.

Without limitation, the expectations with respect to 2011 Earnings Guidance and Projected Capital Expenditures in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION

FULL YEAR EARNINGS SUMMARY

A summary of Alliant Energy’s 2010 results compared to 2009 results is as follows (net income in millions):

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2010	2009	2010	2009	2010	2009
IPL	$1.16	$1.25	$0.14	($0.26)	$1.30	$0.99
WPL	1.35	0.78	—	0.09	1.35	0.87

Subtotal for Utilities	2.51	2.03	0.14	(0.17)	2.65	1.86
Non-regulated and Parent (excluding charges from tender offer)	0.11	0.13	(0.01)	(0.04)	0.10	0.09

EPS from continuing operations (excluding charges from tender offer)	2.62	2.16	0.13	(0.21)	2.75	1.95
Charges from tender offer	—	(1.16)	—	1.16	—	—

EPS from continuing operations	2.62	1.00	0.13	0.95	2.75	1.95
Income (loss) from discontinued operations	(0.02)	0.01	—	—	(0.02)	0.01

	$2.60	$1.01	$0.13	$0.95	$2.73	$1.96

Income (Loss):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2010	2009	2010	2009	2010	2009
IPL	$128.0	$137.6	$16.6	($28.6)	$144.6	$109.0
WPL	149.0	86.2	—	9.2	149.0	95.4

Subtotal for Utilities	277.0	223.8	16.6	(19.4)	293.6	204.4
Non-regulated and Parent (excluding charges from tender offer)	12.3	14.6	(1.2)	(5.3)	11.1	9.3

Earnings from continuing operations (excluding charges from tender offer)	289.3	238.4	15.4	(24.7)	304.7	213.7
Charges from tender offer	—	(128.3)	—	128.3	—	—

Total earnings from continuing operations	289.3	110.1	15.4	103.6	304.7	213.7
Income (loss) from discontinued operations	(1.7)	0.9	—	—	(1.7)	0.9

	$287.6	$111.0	$15.4	$103.6	$303.0	$214.6

Additional details regarding GAAP from continuing operations EPS variances between 2010 and 2009 for Alliant Energy’s Utility operations and Alliant Energy’s Non-regulated and Parent operations are as follows:

	IPL	WPL	Total
Utility operations:
Electric and gas retail rate increases, net of reserves	$0.64	$0.54	$1.18
Non-recurring state income tax impacts in 2009	(0.30)	(0.02)	(0.32)
Higher electric transmission service expense	(0.26)	(0.03)	(0.29)
Net impact of weather and weather hedges on electric and gas margins in 2009	0.15	0.06	0.21
Higher incentive-related compensation costs	(0.09)	(0.06)	(0.15)
Whispering Willow-East depreciation and operating expenses in 2010	(0.14)	—	(0.14)
Net impact of weather on electric and gas margins in 2010	0.08	0.05	0.13
Regulatory-related (charges)/credits in 2010 from IPL electric rate case decision	(0.12)	—	(0.12)
(Lower) higher AFUDC	(0.15)	0.04	(0.11)
Restructuring charges and impairments in 2009	0.05	0.04	0.09
Impacts of health care legislation enacted in 2010	(0.04)	(0.04)	(0.08)
Charges in 2009 related to WPL’s proposed Nelson Dewey #3 coal plant	—	0.07	0.07
Production tax credits from Whispering Willow-East wind project in 2010	0.07	—	0.07
Retail fuel-related impacts at WPL	—	(0.06)	(0.06)
Higher interest expense	(0.03)	(0.02)	(0.05)
Depreciation adjustment in 2010	—	0.05	0.05
Completion of federal income tax audits in 2010	0.05	—	0.05
Restructuring charges and impairments in 2010	(0.03)	(0.01)	(0.04)
Incremental flood-related expenses incurred in 2009	0.04	—	0.04
Regulatory-related credits in 2009 from IPL electric rate case decision	(0.04)	—	(0.04)
Charges in 2009 related to IPL’s proposed Sutherland #4 coal plant	0.03	—	0.03
Other	—	(0.04)	(0.04)

Total utility operations	($0.09)	$0.57	0.48

Non-regulated and Parent operations:
Charges from tender offer in 2009			1.16
Non-recurring state income tax impacts in 2009			(0.04)
Transportation			0.03
Completion of federal income tax audits in 2010			0.01
Other			(0.02)

Total Non-regulated and Parent operations			1.14

Earnings per share from continuing operations			$1.62

ALLIANT ENERGY CORPORATION

FOURTH QUARTER EARNINGS SUMMARY

A summary of Alliant Energy’s fourth quarter earnings is as follows (net income in millions):

	2010		2009
	Net Income	EPS	Net Income	EPS
Earnings from continuing operations:
IPL	$8.0	$0.07	$15.2	$0.14
WPL	34.3	0.31	24.8	0.23

Subtotal for Utilities	42.3	0.38	40.0	0.37
Non-regulated and Parent	4.7	0.05	12.2	0.11

Total earnings from continuing operations	47.0	0.43	52.2	0.48
Income from discontinued operations	0.3	—	1.4	0.01

Net income	$47.3	$0.43	$53.6	$0.49

Additional details regarding fourth quarter GAAP EPS variances for Alliant Energy’s Utility operations are as follows:

	IPL	WPL	Total
Utility operations:
Electric and gas retail rate increase, net of reserves	$0.13	$0.13	$0.26
Regulatory-related (charges)/credits in 2010 from IPL electric rate case decision	(0.12)	—	(0.12)
Higher electric transmission service expense	(0.08)	(0.01)	(0.09)
Charges in 2009 related to WPL’s proposed Nelson Dewey #3 coal plant	—	0.07	0.07
Higher incentive-related compensation costs	(0.03)	(0.02)	(0.05)
Regulatory-related credits in 2009 from IPL electric rate case decision	(0.04)	—	(0.04)
Charges in 2009 related to IPL’s proposed Sutherland #4 coal plant	0.03	—	0.03
Whispering Willow-East depreciation and operating expenses in 2010	(0.03)	—	(0.03)
Production tax credits from Whispering Willow-East wind project in 2010	0.03	—	0.03
Other (primarily related to income tax benefits and (expenses))	0.04	(0.09)	(0.05)

Total utility operations	($0.07)	$0.08	$0.01

ALLIANT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2010	2009	2010	2009
	(dollars in millions, except per share amounts)
Operating revenues:
Utility:
Electric	$600.0	$574.7	$2,674.2	$2,475.9
Gas	149.7	163.5	480.6	525.3
Other	15.7	23.5	64.6	92.9
Non-regulated	67.2	92.0	196.7	333.2

	832.6	853.7	3,416.1	3,427.3

Operating expenses:
Utility:
Electric production fuel and energy purchases	176.8	196.0	819.2	891.4
Purchased electric capacity	57.9	53.6	279.7	281.1
Electric transmission service	69.0	53.3	279.5	225.4
Cost of gas sold	99.1	107.4	304.0	347.9
Other operation and maintenance	171.1	162.4	617.2	599.7
Non-regulated operation and maintenance	57.8	83.0	169.5	311.9
Depreciation and amortization	76.4	73.4	291.3	273.6
Taxes other than income taxes	24.7	23.9	99.6	100.1

	732.8	753.0	2,860.0	3,031.1

Operating income	99.8	100.7	556.1	396.2

Interest expense and other:
Interest expense	40.8	41.1	163.0	154.9
Loss on early extinguishment of debt	—	0.2	—	203.0
Equity income from unconsolidated investments, net	(9.4)	(9.3)	(38.1)	(36.6)
Allowance for funds used during construction	(3.6)	(5.0)	(18.0)	(39.7)
Interest income and other	(3.1)	(0.5)	(4.0)	(4.9)

	24.7	26.5	102.9	276.7

Income from continuing operations before income taxes	75.1	74.2	453.2	119.5

Income tax expense (benefit)	23.4	17.3	145.2	(9.3)

Income from continuing operations, net of tax	51.7	56.9	308.0	128.8

Income (loss) from discontinued operations, net of tax	0.3	1.4	(1.7)	0.9

Net income	52.0	58.3	306.3	129.7

Preferred dividend requirements of subsidiaries	4.7	4.7	18.7	18.7

Net income attributable to Alliant Energy common shareowners	$47.3	$53.6	$287.6	$111.0

Weighted average number of common shares outstanding (basic) (000s)	110,521	110,301	110,442	110,268

Weighted average number of common shares outstanding (diluted) (000s)	110,599	110,390	110,521	110,352

Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted):
Income from continuing operations, net of tax	$0.43	$0.48	$2.62	$1.00
Income (loss) from discontinued operations, net of tax	—	0.01	(0.02)	0.01

Net income	$0.43	$0.49	$2.60	$1.01

Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$47.0	$52.2	$289.3	$110.1
Income (loss) from discontinued operations, net of tax	0.3	1.4	(1.7)	0.9

Net income	$47.3	$53.6	$287.6	$111.0

Dividends declared per common share	$0.395	$0.375	$1.58	$1.50

ALLIANT ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	Dec. 31,
	2010	2009
	(in millions)
ASSETS:
Property, plant and equipment:
Utility plant in service, net of accumulated depreciation	$6,023.9	$5,448.3
Utility construction work in progress	310.0	404.0
Other property, plant and equipment, net of accumulated depreciation	396.7	340.6
Current assets:
Cash and cash equivalents	159.3	175.3
Other current assets	933.4	1,214.7
Investments	289.2	281.5
Other assets	1,170.4	1,171.6

Total assets	$9,282.9	$9,036.0

CAPITALIZATION AND LIABILITIES:
Capitalization:
Alliant Energy Corporation common equity	$2,893.6	$2,772.6
Cumulative preferred stock of subsidiaries, net	243.8	243.8
Noncontrolling interest	2.0	2.1
Long-term debt, net (excluding current portion)	2,703.4	2,404.5

Total capitalization	5,842.8	5,423.0

Current liabilities:
Current maturities of long-term debt	1.3	101.5
Commercial paper	47.4	190.0
Other current liabilities	818.0	785.1
Other long-term liabilities and deferred credits	2,573.4	2,536.4

Total capitalization and liabilities	$9,282.9	$9,036.0

ALLIANT ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended Dec. 31,
	2010	2009
	(in millions)
Cash flows from operating activities	$984.9	$657.1

Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(833.3)	(1,149.6)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(33.6)	(53.0)
Other	0.4	53.7

Net cash flows used for investing activities	(866.5)	(1,148.9)

Cash flows (used for) from financing activities:
Proceeds from issuance of long-term debt	500.0	800.2
Payments to retire long-term debt	(307.8)	(377.9)
Common stock dividends	(174.6)	(165.5)
Net change in short-term borrowings	(142.6)	103.9
Other	(9.4)	(40.5)

Net cash flows (used for) from financing activities	(134.4)	320.2

Net decrease in cash and cash equivalents	(16.0)	(171.6)
Cash and cash equivalents at beginning of period	175.3	346.9

Cash and cash equivalents at end of period	$159.3	$175.3

KEY FINANCIAL STATISTICS

	Dec. 31, 2010	Dec. 31, 2009
Common shares outstanding (000s)	110,894	110,656
Book value per share	$26.09	$25.06
Quarterly common dividend rate per share	$0.395	$0.375

KEY OPERATING STATISTICS

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2010	2009	2010	2009
Utility electric sales (000s of MWh)
Residential	1,850	1,910	7,836	7,532
Commercial	1,513	1,558	6,219	6,108
Industrial	2,768	2,749	11,213	10,948

Retail subtotal	6,131	6,217	25,268	24,588
Sales for resale:
Wholesale	790	763	3,325	3,251
Bulk power and other	319	977	1,378	2,583
Other	41	39	153	155

Total	7,281	7,996	30,124	30,577

Utility retail electric customers (at Dec. 31)
Residential	841,726	840,927
Commercial	135,832	135,099
Industrial	2,875	2,881

Total	980,433	978,907

Utility gas sold and transported (000s of Dth)
Residential	9,039	8,680	27,128	27,711
Commercial	6,395	7,503	18,691	20,725
Industrial	1,198	2,101	4,158	4,558

Retail subtotal	16,632	18,284	49,977	52,994
Transportation / other	12,805	15,131	50,408	54,518

Total	29,437	33,415	100,385	107,512

Utility retail gas customers (at Dec. 31)
Residential	366,261	365,597
Commercial	45,552	45,641
Industrial	549	571

Total	412,362	411,809

Margin increases (decreases) from net impacts of weather (in millions) -
Electric margins -
Weather impacts on demand compared to normal weather	($1)	$—	$25	($36)
Losses from weather derivatives(a)	—	—	—	(3)

Net weather impact	($1)	$—	$25	($39)

Gas margins -
Weather impacts on demand compared to normal weather	$—	$—	($1)	$3
Losses from weather derivatives(a)	—	—	—	(3)

Net weather impact	$—	$—	($1)	$—

	Quarter Ended Dec. 31,			Year Ended Dec. 31,
	2010	2009	Normal(b)	2010	2009	Normal(b)
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	5	—	13	923	406	754
Madison, Wisconsin (WPL)	4	—	7	829	368	623
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	2,578	2,582	2,529	6,868	7,074	6,768
Madison, Wisconsin (WPL)	2,581	2,592	2,577	6,798	7,356	7,105

(a)	Alliant Energy entered into weather derivatives based on HDDs during the months of January through March in 2009 to reduce potential volatility on its margins from the impacts of weather.
(b)

CDDs and HDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical CDDs and HDDs.